UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2022

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 1, 2022, we entered into a lease agreement with 76/80 BURLINGTON GROUP LLC (the “Lease”). Pursuant to the Lease, we leased approximately 20,730 rentable square feet at 76 Blanchard Road in Burlington, Massachusetts (the “Premise”) for a term of ten years and six months, which we intend to use as our principal executive offices. The term of the Lease commences on the date that the landlord notifies us that the planned construction on the Premise is substantially complete. The Lease provides for an aggregate of $8.2 million of rent due over the term of the Lease, and we have an option to renew the Lease for up to two additional terms of five years each.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which we intend to file as an exhibit to our annual report on Form 10-K for the year ended December 31, 2021.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 1, 2022, we issued a press release reporting our results of operations and financial condition as of and for the quarter and year ended December 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 1, 2022, the Compensation Committee of our board of directors (the “Compensation Committee”) approved the Aware, Inc. 2022 Executive Bonus Plan (the “Plan”) and established performance criteria and target bonuses thereunder.

Pursuant to the Plan, each of Robert A. Eckel, our Chief Executive Officer and President, Robert M. Mungovan, our Chief Commercial Officer, Mohamed Lazzouni, our Chief Technical Officer, and David B. Barcelo, our Chief Financial Officer (the “Participants”), will be eligible to receive bonuses based upon the achievement of certain financial and operational goals, in each case as determined by the Compensation Committee. Seventy (70) percent of each Participant’s bonus is tied to the achievement of financial goals that are common to all Participants and thirty (30) percent of each Participant’s bonus is tied to the achievement of individualized operational goals.

Mr. Eckel’s target bonus under the Plan is $154,000; Mr. Mungovan’s target bonus is $141,625, Mr. Lazzouni’s target bonus is $143,000 and Mr. Barcelo’s target bonus is $103,000.

The financial goals under the Plan are tied to achievement by Aware, Inc. (the “Company”) of revenue and operating cash flow targets (the “2022 Financial Goals”) determined by the Compensation Committee. Each of the participants will receive a payment equal to 50% of his respective target bonus if their 2022 Financial Goals are met at the 85% level and a payment equal to 100% of his respective target bonuses if their 2022 Financial Goals are met at the 100% or greater level, with the bonus to be paid for performance falling between 85% and 100% of the 2022 Financial Goals to be calculated by linear interpolation.

The amount of the bonus earned by a Participant will depend upon the Company’s actual 2022 revenue and operating cash flow, as compared to the 2022 Financial Goals. The components of Mr. Eckel’s, Mr. Lazzouni’s and Mr. Barcelo’s 2022 Financial Goal are weighted as 50% revenue and 50% operating cash flow. The components of Robert Mungovan’s 2022 Financial Goals will be weighted at 85% revenue and 15% operating cash flow.

Operational goals are specific to each Participant. If our 2022 revenue does not equal at least 85% of the revenue goal included in the 2022 Financial Goals, the bonuses payable with respect to operational goals will be capped at a maximum payment of 75% of the portion of the target bonus tied to achievement of operational goals.

Robert Eckel (Operational goal bonus eligibility up to $46,300)

•

Lead business transformation and position the Company for scale and growth, working to secure the organization’s reputation and visibility as an Authentication Platform and SaaS provider driving shareholder value through new partners, customers and active IR and PR – 50%

•

Execute business growth through corporate development and optimized investments, as well as front end of the business investment to drive growth through innovative business models designed to fully use the Company’s portfolio to achieve a compelling value proposition, repeatable business, and sustainable competitive differentiation in the market increasing our shareholder value – 50%

Robert Mungovan (Operational goal bonus eligibility up to $42,488)

•	Build the US Federal book of business securing new awards while improving recurring revenue along with brand awareness as a premier provider of web-based civil applicant background check systems – 50%

•	Build the US Law Enforcement book of business scaling the ABIS and AFIX with new profitable deployments and increased recurring revenue – 45%

•	Scale our LATAM Presence and advancement through the sales team and key partner management securing new awards and increased recurring revenue – 5%

Mohamed Lazzouni (Operational goal bonus eligibility up to $42,900)

•

Create and build an authentication platform to support business growth and transformation. The platform should be designed to benefit customers with easy integration and faster time to market. It should be designed to support better margins through configuration rather than customization – 40%

•	Develop and implement e-commerce provisioning and service capability enabling customer SaaS contracting and fulfillment with minimal sales or finance support driving growth through the portal – 40%

•

In conjunction with the CEO, optimize corporate development investments and intellectual capital allocations and manage and leverage the integration of acquisitions and/or strategic partnership technology driving business growth and SaaS exploitation – 20%

David Barcelo (Operational goal bonus eligibility up to $30,900)

•	Build and strengthen business cases to improve clarity and drive objectives of organic investment initiatives – 35%

•	Drive the corporate development process and actions aligned with our growth and future direction – 35%

•

Implement management system upgrades to enable autonomous processing of web sales transactions and digitize back-office processes to improve and further the scalability of contract execution and accounting – 30%

Bonus payments under the Plan, to the extent earned, will be paid approximately 45 days following the end of the 2022 fiscal year. All bonus payments are subject to statutory deductions and are taxable at the time of payment. In the event that Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment with us terminates during 2022 by reason of his total and permanent disability or death, the terminated Participant will receive a pro-rated bonus. If Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment with us is terminated by us without cause, the Compensation Committee may, in its discretion, award the terminated Participant a pro-rata bonus. In the event that Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment with us terminates for any other reason, including resignation and discharge for cause prior to the bonus payout date, all rights to a bonus will be forfeited. All payments under the Plan are subject to final approval by the Compensation Committee, which shall have the authority to change any amounts payable under the Plan.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On March 1, 2022 we posted an updated investor presentation to our website at https://www.aware.com/investor-relations/. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this report and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01.	OTHER EVENTS.

On March 1, 2022, our board of directors authorized a new stock repurchase program pursuant to which we may purchase up to $10.0 million worth of shares of our outstanding common stock. Share repurchases under the program will be made from time to time in the open market or in privately negotiated transactions pursuant to trading plans intended to comply with Rule 10b5-1 under the Exchange Act, which would permit repurchases to occur during periods when we might otherwise be precluded from making purchases under insider trading laws or company policy. The timing, pricing and sizes of these repurchases will depend on a number of factors, including the market price of our common stock and general market and economic conditions. The stock repurchase program does not obligate us to repurchase any dollar amount or number of shares. The stock repurchase program terminates on December 31, 2023 and may be suspended or discontinued at any time.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated March 1, 2022

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: March 1, 2022	By:	/s/ David B. Barcelo
David B. Barcelo
Chief Financial Officer